JP CENTURION & PARTNERS PLT
(AF002366) (LLP0025093-LCA)
Chartered Accountants
(A Firm registered with Malaysian Institute of Accountants and US PCAOB)

No. 36G-2, Jalan Radin Anum
Bandar Baru Sri Petaling
57000 Kuala Lumpur
Malaysia

JP CENTURION
& PARTNERS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Jocom Holdings Corp.
Unit No. 11-1, Level 11, Tower 3, Avenue 3,
Bangsar South, No. 8, Jalan Kerinchi,
59200 Kuala Lumpur, Malaysia.

We consent to the inclusion in the Registration Statement on Form S-1 of Jocom Holdings Corp., of our report date December 31, 2021 relating to our audit of the consolidated balance sheets of Jocom Holdings Corp. as of December 31, 2021 and the related consolidated statements of operation and comprehensive, stockholders' equity, and cash flows for period ended of December 31, 2021.

We also consent to the reference to us under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT

Kuala Lumpur, Malaysia
June 15, 2021